UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2017

Colfax Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 National Business Parkway, 5th Floor
Annapolis Junction, MD 20701
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9090
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act          ☐

Item 1.01           Entry into a Material Definitive Agreement

On September 24, 2017, Colfax Corporation, a Delaware corporation (the “Company”), and CIRCOR International, Inc., a Delaware corporation (“CIRCOR”) entered into a definitive purchase agreement (the “Purchase Agreement”), pursuant to which CIRCOR  has agreed to purchase certain subsidiaries and assets comprising Colfax’s fluid handling business (the “Business”) for  cash consideration of $542 million, 3,283,424 shares of CIRCOR common stock (the “CIRCOR Shares”), and the assumption of certain liabilities, including certain pension liabilities (the “Transaction”).  The CIRCOR Shares are expected to represent approximately 16% of CIRCOR’s issued and outstanding shares immediately following the issuance upon closing of the Transaction (the “Closing”). The purchase price is subject to certain adjustments pursuant to the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants by each party.  The covenants relate to, among other things, the conduct by the Company of the Business, and the conduct by CIRCOR of its business, during the period between the signing of the Purchase Agreement and the Closing, the parties’ efforts to obtain regulatory approvals in connection with the Transaction, CIRCOR’s efforts to obtain financing for the transaction, and the Company’s ability to compete with the Business for a limited period following the Closing.  Both the Company and CIRCOR have agreed to indemnify the other for losses arising from certain breaches of the Purchase Agreement and for certain other potential liabilities, subject to certain limitations.

The Transaction is subject to customary closing conditions including, among others, the receipt of required antitrust approvals (and the expiration or termination of waiting periods required in connection therewith), the absence of any injunction or order prohibiting or restricting the consummation of the Transaction, the absence of a “Buyer Material Adverse Effect” or a “Material Adverse Effect” with respect to the Business (each as defined in the Purchase Agreement) and the accuracy of the other party’s representations and warranties, the other party’s performance and compliance with its obligations and covenants under the Purchase Agreement and the CIRCOR Shares having been approved for listing on the New York Stock Exchange.  Pursuant to the Purchase Agreement, certain subsidiaries of the Company that are involved in asbestos litigation, as previously disclosed by the Company, will retain liabilities and assets, including insurance policies and rights to recovery thereunder, associated with such litigation and other asbestos-related liabilities.

The obligations of CIRCOR to consummate the Transaction are not conditioned on receipt of financing. However, CIRCOR is not required to consummate the Transaction until after the completion of a “Marketing Period” (as defined in the Purchase Agreement). CIRCOR has obtained a debt financing commitment from Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., SunTrust Robinson Humphrey, Inc. and SunTrust Bank.

Each party may terminate the Purchase Agreement under certain circumstances. In the event the Company terminates the Purchase Agreement because CIRCOR fails to consummate the Transaction as required by the Purchase Agreement after all of the conditions to CIRCOR’s obligation to close the Transaction have been satisfied (other than those conditions that, by their nature are to be satisfied at the Closing), CIRCOR will be required to pay the Company a reverse termination fee of $50 million.

Pursuant to the Purchase Agreement, at the Closing, the Company and CIRCOR will enter into a stockholder agreement (the “Stockholder Agreement”) that will set forth certain of the Company’s rights and obligations with respect to the CIRCOR Shares.  The Stockholder Agreement will prohibit the Company from transferring any of the CIRCOR Shares for a period of six months following the date of Closing, subject to certain customary exceptions (the “Lock-up Period”).  The Stockholder Agreement will also prohibit the Company from transferring the CIRCOR Shares to certain of CIRCOR’s competitors and to persons or groups that beneficially own more than 5% of CIRCOR’s then outstanding voting shares for the entire duration of the Stockholder Agreement, subject to certain exceptions, and will limit the number of CIRCOR Shares that the Company may transfer in any trading day (other than through privately negotiated sales and underwritten public offerings).  The Company will agree to certain customary standstill provisions and to vote the CIRCOR Shares in a manner proportionally consistent with the votes of other unaffiliated CIRCOR stockholders for so long as the Company beneficially owns at least 5% of CIRCOR’s then outstanding shares of common stock.

The Stockholder Agreement will also provide for customary registration rights with respect to the CIRCOR Shares held by the Company and certain permitted transferees. Pursuant to such registration rights, CIRCOR will agree to use its reasonable best efforts to file, within 90 days after the Closing, a shelf registration statement permitting the resale of the CIRCOR Shares, to cause the registration statement to become effective prior to expiration of the Lock-Up Period and to use reasonable best efforts to maintain the effectiveness of the registration statement until all of the CIRCOR Shares are sold or otherwise no longer subject to the Stockholder Agreement.  Following expiration of the Lock-Up Period, the Company will have the right, subject to certain limitations, to require CIRCOR to commence up to three underwritten offerings in any twelve month period. The Company will also have customary piggyback registration rights in connection with offerings of CIRCOR’s securities by CIRCOR or any other CIRCOR stockholders.  CIRCOR will agree, under the Stockholder Agreement, to pay all expenses incurred in connection with the Company’s registration rights (including reasonable fees of a single outside counsel and local counsel for the Company), other than the Company’s underwriting discounts and transfer taxes. The Stockholder Agreement will terminate upon such time as there are no CIRCOR Shares covered by the Stockholder Agreement.

The foregoing descriptions of the Purchase Agreement and the Stockholder Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and Form of Stockholder Agreement, as applicable, which are attached respectively as Exhibit 2.1 and Exhibit 10.1 to this report.

The representations, warranties, covenants and other agreements set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and information regarding the subject matter thereof may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business as of the date of the Purchase Agreement or as of any other date.

Item 7.01           Regulation FD Disclosure

On September 25, 2017, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01           Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit
2.1	Purchase Agreement, dated as of September 24, 2017, by and between Colfax Corporation and CIRCOR International, Inc.*
10.1	Form of Stockholder Agreement, by and between CIRCOR International, Inc. and Colfax Corporation (included as Exhibit D to Exhibit 2.1).*
99.1	Colfax Corporation press release dated September 25, 2017.

*
Schedules and similar attachments to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and similar attachments upon request by the SEC.

Cautionary Note Concerning Forward Looking Statements

This report may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, objectives, expectations and intentions and other statements that are not historical or current fact.  Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.  Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to factors detailed in the Company’s reports filed with the U.S. Securities and Exchange Commission including its 2016 Annual Report on Form 10-K under the caption “Risk Factors.”  In addition, these statements are based on a number of assumptions that are subject to change. This report speaks only as of the date hereof. The Company disclaims any duty to update the information herein.

Exhibit Index

Exhibit No.	Exhibit
2.1	Purchase Agreement, dated as of September 24, 2017, by and between Colfax Corporation and CIRCOR International, Inc.*
10.1	Form of Stockholder Agreement, by and between CIRCOR International, Inc. and Colfax Corporation (included as Exhibit D to Exhibit 2.1).*
99.1	Colfax Corporation press release dated September 25, 2017.

*
Schedules and similar attachments to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and similar attachments upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 25, 2017

COLFAX CORPORATION

By:	/s/ Christopher M. Hix
Name:	Christopher M. Hix
Title:	Senior Vice President, Finance, Chief Financial Officer and Treasurer